Exhibit 10.5

Purchase Agreement – Madrona Ventures Inc.

MADRONA VENTURES, INC.

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (as amended, modified, supplemented or restated in accordance with its terms from time to time, this “Agreement”), dated this 24th day of August, 2009, is between MADRONA VENTURES, INC., a Nevada corporation and its affiliates, as hereinafter defined (the “Purchaser”), and John David Sinclair, his successors and assigns (individually, a “Seller” and together, the “Sellers”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Article VI.

RECITALS

A.           WHERAS The Purchaser is a Nevada Corporation currently listed for quotation on the Over-The-Counter Bulletin Board (OTC:BB) under the symbol “MDRV”; and

B.           WHERAS the Seller is the owner of a European Patent (Application Number 06396001) EP 1681057B1 concerning eating disorders, a copy of which has been attached hereto and incorporated herein by reference as “Exhibit 1” and the Applicant for U.S. Patent Application 11/031,534 a copy of which has been attached hereto and incorporated herein by reference as “Exhibit 2”; and

C.            Subject to the terms and conditions set forth herein, the Purchaser desire to purchase from the Seller, and the Seller desires to sell to the Purchaser, all rights title and interest in the Patent and Patent Applications including but not limited to all Intellectual Property and knowhow and use associated therewith for shares of stock in MDRV.

AGREEMENTS

In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AUTHORIZATION AND ISSUANCE TO PURCHASE

1. 1          Authorization. The Purchaser has, prior to the date of this Agreement, (i) authorized the purchase of the Patents, and (ii) authorized the issuance of, and reserved for issuance shares of Common Stock for the purchase of the patents.

1.2           Issuance of shares to the Sellers. Subject in all respects to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, the Purchaser agrees to issue to Seller (and such Seller agrees by executing and delivering a signature page hereto to accept said shares) 20,333,333 shares of Restricted Common Stock of MDRV, par value .001, in exchange for all rights, title and interest in European Patent (Application Number 06396001) EP 1681057B1 concerning eating disorders, a copy of which has been attached hereto and incorporated herein by reference as “Exhibit 1” and the Applicant for U.S. Patent Application 11/031,534 a copy of which has been attached hereto and incorporated herein by reference as “Exhibit 2”.

Purchase Agreement – Madrona Ventures Inc.

ARTICLE II

CONDITIONS TO ISSUANCE

The obligation of the Sellers to accept the shares is subject to the fulfillment to Seller’s satisfaction, each of the following conditions:

2.1           Representations and Covenants. The representations and warranties made by the Purchaser in Article III shall be true and correct, and all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser shall have been performed or complied with.

2.2           Corporate Authorization. At or prior to the Closing, the Purchaser shall have delivered to the Sellers copies of the resolutions of the Board of Directors of the Purchaser approved by the directors of the Purchaser, authorizing, (i) the execution, delivery and performance of this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby, and (ii) the reservation of shares of Common Stock issuable upon execution if this Agreement.

2.3           Corporate Documents. At or prior to the Closing, the Purchaser shall have delivered to the Sellers copies of the Articles of Incorporation for the Purchaser, certified by the Nevada Secretary of State on, or within five business days prior to, the Closing, and copies of the By-Laws of the Purchaser certified by an officer of the Purchaser as of the date of the Closing.

2.4           Legal Compliance. As of the Closing, the issuance of the shares shall be legally permitted by all laws and regulations to which the Sellers and the Purchaser are subject.

2.5           Qualifications. As of the Closing, all authorizations, approvals or permits of, or filings with, any governmental authority that are required by law in connection with the lawful sale and issuance of the Shares by the Purchaser shall have been duly obtained by the Purchaser and shall be effective on and as of the Closing.

2.6           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and by the Related Agreements, and all documents and instruments incident to such transactions, shall be satisfactory in form and substance to the Sellers, and each Seller shall have received at or prior to the Closing all such documents as such Seller shall have requested.

Purchase Agreement – Madrona Ventures Inc.

ARTICLE III

REPRESENTATIONS AND
WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers as set forth below, and the Purchaser acknowledges that the Sellers are entering into this Agreement in reliance on the truth and accuracy of such representations and warranties.

3.1           Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Purchaser has the requisite legal and corporate power to own all the properties owned by it, and to conduct its business as presently being and as proposed to be conducted by it.

3.2           Corporate Power. The Purchaser has all requisite legal and corporate power to enter into this Agreement and the Related Agreements to which it is a party and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements to which it is a party. The Purchaser has the legal and corporate power to issue the shares of Common Stock issuable upon execution of this Agreement and transfer of ownership of the Patents and all rights title and interest therein.

3.3           Authorization: Enforceability. All corporate action on the part of the Purchaser, and its directors and shareholders, necessary for the authorization, execution, delivery and performance by the Purchaser of this Agreement and the Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, for the authorization, issuance and delivery of the shares of Common Stock issuable upon execution of this Agreement and transfer of ownership of the Patents and all rights title and interest therein, has been taken. This Agreement and the Related Agreements are legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally or by the availability of equitable remedies.

3.4           Capitalization. As of the Closing, the Purchaser’s authorized capital stock will consist of 200,000,000 shares of Common Stock and ZERO shares of Preferred Stock.  There are no outstanding securities of the Purchaser which are convertible into or exchangeable for any shares of the Purchaser’s capital stock or containing any capital appreciation or profit participation features, there is no existing contract, option, warrant, call or other commitment or right of any character granted or issued by the Purchaser calling for or relating to the issuance or transfer of shares of capital stock or any other securities of the Purchaser. The Purchaser is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any Notes, options or other rights to acquire its capital stock. There are no statutory or contractual preemptive rights or rights of refusal with respect to (i) the issuance of the Shares of Common Stock hereunder, and there are no statutory or contractual preemptive rights or rights or rights of first refusal with respect to the issuance of any other shares of capital stock or other securities or rights of the Purchaser.

Purchase Agreement – Madrona Ventures Inc.

3.5           Validity of Shares. The shares of Common Stock issuable upon execution of this Agreement and transfer of ownership of the Patents and all rights title and interest therein, have been duly and validly reserved by the Purchaser and, upon issuance will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens.

3.6           Financial Statements. The financial statements of the Company are available for review and examination on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov, EDGAR filing system.

3.7           Absence of Material Undisclosed Liabilities. The Purchaser does not have any material liabilities (fixed or contingent, except for payroll tax liabilities due or to become due) which are, or indebtedness which is, not fully reflected or provided for in the Balance Sheet, other than trade payables and accruals incurred in the ordinary course of business since the date of the Balance Sheet and executory contracts entered into in the ordinary course of business.

3.8           Litigation. There are no material actions, suits, proceedings or investigations pending or, to the Purchaser’s knowledge, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. The Purchaser is not operating under or subject to, nor in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic, and the Purchaser has not been charged or, to the Purchaser’s knowledge, threatened with a charge of violation, or under investigation with respect to possible violation, of any provision of any federal, state or local law or administrative ruling or regulation relating to the Purchaser or its business, affairs, assets, prospects, operations, employee relations, rights or condition, financial or otherwise.

3.9           Consents. All material consents, approvals, qualifications, orders or authorizations of, or filings with, any governmental authority, including state securities commissions, required in connection with the Purchaser’s valid execution, delivery or performance of this Agreement and the Related Agreements to which it is a party, the offer, sale and issuance of the Shares and the consummation of any other transaction contemplated on the part of the Purchaser hereby or thereby have been obtained or made.

Purchase Agreement – Madrona Ventures Inc.

3.10           Compliance with Law and Other Instruments. The Purchaser is not in violation of any term of its Articles of Incorporation or By-Laws. The Purchaser is not in violation of the provisions of any material note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Purchaser is a party or by which it or any of its assets may be bound. To the knowledge of the Purchaser, the Purchaser has all material franchises, permits, licenses and approvals necessary to conduct its respective business as presently conducted. To the knowledge of the Purchaser, the Purchaser is not in violation of any term or provision of any such material franchise, permit, license or approval, or any-material law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Purchaser, or any of its assets.

3.11           No Violation. None of the execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, the fulfillment by the Purchaser of the terms hereof or thereof, will (a) conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of the Purchaser, (b) result in a default or breach, give rise to any right of termination, cancellation or acceleration, or require any consent or approval, under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Purchaser is a party or by which it or any of its respective assets may be bound or (c) to the knowledge of the Purchaser, violate any material law (including, but not limited to, any Environmental Law), judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Purchaser or any of its assets.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants to the Purchaser with respect to itself as follows:

4.1           Enforceability. This Agreement and the Related Agreements are legal, valid and binding obligations of the Seller, enforceable against such Seller in accordance with their terms.

4.2           Shares for Investment. The Seller will acquire the Common Stock issuable upon execution of this Agreement and transfer of ownership of the Patents and all rights title and interest therein, for investment, and not with a view to distributing all or any part thereof in any transaction, which would constitute a “distribution” within the meaning of the Securities Act. The Seller acknowledges that the Common Stock to be issued to Seller has not been registered under the Securities Act and, except as provided in Article VII hereto, the Purchaser is under no obligation to file a registration statement with the Securities and Exchange Commission with respect to the Common Stock issuable upon execution of this Agreement.

Purchase Agreement – Madrona Ventures Inc.

4.3           Purchaser Qualifications. The Seller (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks inherent in the shares to be issued hereunder; (b) is able to bear the complete loss of its value, if any; and (c) has had the opportunity to ask questions of, and receive answers from, the Purchaser and its management concerning the terms and conditions of the transaction contemplated herein, and to obtain additional information. The Seller is not relying upon any statements or instruments made or issued by any other person other than the Purchaser and its officers in making its decision to enter into this agreement. The Seller is an “accredited Purchaser” as such term is defined in Rule 501 of the Securities Act.

4.4           Restricted Securities.  The Seller represents and warrants that they are aware that the shares to be issued in exchange for the Patents and Patent Application and Intellectual Property surrounding said Patents and Applications for Patent, and all rights title and interest therein are deemed to be “Restricted Securities”.  The Shareholder is and was aware that the Shares shall bear a restrictive legend. The Shares are deemed to be “restricted securities” as defined in Rule 144. The Shareholder acknowledges that the Company shall refuse to register for transfer any of these Shares unless the transfer is in accordance with United States Federal Securities laws, pursuant to a registration, or pursuant to an available exemption from registration.

(i)           That a legend may be placed on any certificate representing the Shares substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT").  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

4.5           Title to Patents and Applications.  Seller hereby further represents and warrants that he is true and sole owner of European Patent (Application Number 06396001) EP 1681057B1 concerning eating disorders, a copy of which has been attached hereto and incorporated herein by reference as “Exhibit 1” and the Applicant for U.S. Patent Application 11/031,534 a copy of which has been attached hereto and incorporated herein by reference as “Exhibit 2”; and possesses the absolute and ultimate authority to sell the Patents and Intellectual Property and knowhow and use of all proprietary information associated therewith.  Seller further represents that the Patents and all processes associated with the patents and uses thereto, does not infringe upon nor does it violate any other patent or intellectual property previously established.  Seller further represents and warrants that he shall defend and hold harmless Purchaser from any claim from any source claiming an infringement of another’s intellectual property.

Purchase Agreement – Madrona Ventures Inc.

ARTICLE V

COVENANTS

5.1           Insurance. The Purchaser will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its assets and business against loss or damage covering risks of such types and in such amounts which are customary for similarly situated corporations of established reputation engaged in the same or similar businesses, in adequate amounts, and at the request of any Seller shall furnish such Seller with evidence of the same.

5.2           Payment of Taxes and Other Obligations. The Purchaser will pay or cause to be paid all material taxes, assessments and other governmental charges levied upon any of its assets or in respect of its franchises, businesses, income or profits, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any asset of the Purchaser before the same become delinquent, except that (unless and until foreclosure, restraint, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate measures promptly initiated and diligently conducted if (a) such reserve or other appropriate provision, if any, as shall be required by sound accounting practice consistent with GAAP shall have been made therefor, and (b) such contest does not have a material adverse effect on the financial condition of the Purchaser or the ability of the Purchaser to pay any Indebtedness and no assets are in imminent danger of forfeiture.

5.3           Compliance With Laws. The Purchaser will comply, and will cause each of its Affiliates to comply, with all material laws (including, but not limited to, Environmental Laws), rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to its and their respective assets.

5.4           Corporate Existence. Property and Shares. The Purchaser will preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditations, privileges, and properties, the failure of which to preserve, protect, and maintain might have a material adverse effect on the business, affairs, assets, prospects, operations, employee relations, rights or condition, financial or otherwise, of the Purchaser taken as a whole.

5.5           Maintenance. The Purchaser will, and will cause each of its Affiliates to, maintain and keep its properties in good repair, working order and condition, subject to normal wear and tear, and from time to time make all necessary repairs, renewals and replacements so that its businesses may be properly and advantageously conducted at all times.

5.6           Other Obligations. The Purchaser will comply with, and cause each of its Affiliates to comply with, all obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply could be expected to have a material adverse effect upon the business, affairs, assets, prospects, operations, employee relations, rights or condition, financial or otherwise, of the Purchaser and its Affiliates taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been established on its books with respect thereto.

Purchase Agreement – Madrona Ventures Inc.

5.7           No Restrictions. The Purchaser will not enter into or become subject to any agreement or instrument, which by its terms would (under any circumstances) restrict the Purchaser’s right to perform the provisions of this Agreement or the Related Agreements.

5.8           Dividends and Stock Redemptions. Other than in connection with any future financing involving preferred stock or the retirement/surrender of founder’s shares presently contemplated, the Purchaser will not (i) purchase or otherwise retire any of its shares of capital stock or (ii) declare or pay dividends on, or make any other distribution on or in respect of, any shares of its capital stock.

5.9           Public Disclosures. The Purchaser will not disclose the Seller’s name or identity in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Seller, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Purchaser will give written notice to the Seller describing in reasonable detail the proposed content of such disclosure and will permit such Seller two business days to review and comment upon the form and substance of such disclosure.

5.10           Fees and Expenses. The Purchaser will bear all of its own expenses in connection with the preparation, execution and negotiation of this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby.

ARTICLE VI

DEFINITIONS

6.1           Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this
Agreement:

“Closing” means the closing of the sale and issuance of the Shares to the Sellers pursuant to this Agreement and the transfer of al rights title and interest from Seller to Purchaser of “Exhibits 1 and 2” attached hereto.

“Common Stock” means the shares of Common Stock, $.001 par value per share, of the Purchaser.

Purchase Agreement – Madrona Ventures Inc.

“Environmental Laws” means all federal, state and local laws, ordinances and rules of common law relating to environmental, safety, or health matters, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses, or injuries resulting from the release or threatened release of Hazardous Substances and the generation, use, storage, transportation, or disposal of Hazardous Substances in any manner applicable to the Parent or its assets, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act of 1976 (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f- §§ 300j-11 et seq, the Occupational Safety and Health Act of 1970 (29 U.S.C. §§ 651 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §§ 11001 et seq.), each as heretofore and hereafter amended or supplemented, and any analogous present or future federal, state, or local statutes, rules, and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit, order, or directive addressing environmental, safety or health issues, of or by the federal government, any state or political subdivision thereof, or any agency, court, or body of the federal government or any state or political subdivision thereof.

“Indebtedness” of any Person means the principal of, premium, if any, and unpaid interest on (a) indebtedness for borrowed money, (b) indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, in any manner by such Person through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness, (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property, and (e) renewals, extensions and refunding of any such indebtedness.

“Lien” means any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Related Agreements” means the Shares and any other instruments or documents related hereto.

Purchase Agreement – Madrona Ventures Inc.

“Securities Act” means the Securities Act of 1933, as amended.

6.2           Rules of Construction. The following provisions shall be applied wherever appropriate herein:

(a)           “herein,” ”hereby,” “hereunder,” ”hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(b)           all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(c)           wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(d)           neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against either party as the principal draftsperson hereof or thereof;

(e)           all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall generally be considered citations to such statutes, regulations or provisions as in effect on the date hereof, except that when the context otherwise requires, such references shall be considered citations to such statutes, regulations or provisions as in effect from time to time, including any successor statutes, regulations or provisions directly or indirectly superseding such statutes, regulations or provisions;

(f)           any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and

(g)           the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.

ARTICLE VII

REGISTRATION RIGHTS

7.1           "Piggyback" Registration Rights. Seller shall be entitled to include the Shares of  common stock issued under the terms of this agreement in a registration of the Purchaser’s common stock under the Act (including, but not limited to, registration statements relating to secondary offerings of the Company’s securities, but excluding registration statements relating to any employee benefit plan or corporate reorganization), unless, in the event of an underwritten offering, the underwriter, if any, advises that the Shares should not be included.  The Purchaser/Company shall not be required to keep any such registration statement effective for more than one hundred and eighty (180) days.

Purchase Agreement – Madrona Ventures Inc.

7.2           Expenses. All expenses in connection with the preparation and filing of a registration statement filed pursuant to Section 7.1 shall be borne solely by the Company, except for any transfer taxes payable with respect to the disposition of such Shares, and any underwriting discounts and selling commissions applicable solely to such sales of Shares, which shall be paid by the Holders of the Shares being registered.

ARTICLE VIII

MISCELLANEOUS

8.1           Consent to Amendments; Waivers. The provisions of this Agreement may be amended, and the Purchaser may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Purchaser has obtained the written consent of the Seller. No other course of dealing between the Purchaser and Seller or any delay in exercising any rights hereunder or under any of the Related Agreements shall operate as a waiver of any rights of any such Seller. If the Purchaser pays any consideration to any Person for such consent to any amendment, modification or waiver hereunder or under any of the Related Agreements, the Purchaser shall also pay each Seller granting its consent equivalent consideration computed on a pro rata basis. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement or any of the Related Agreements must be made in writing and shall be effective only to the extent specifically set forth in such writing.

8.2           Representations and Warranties: Indemnification.

(a)           All representations and warranties contained herein or in any of the Related Agreements or made in writing by any party in connection herewith or therewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of the Sellers.

(b)           The Purchaser will defend, indemnify and hold the Sellers or any other holder of all or any part of the Shares harmless from and against any and all actions, suits, losses, damages, liabilities, claims, obligations and expenses (including, but not limited to, legal fees and court costs) (“Losses”), whether or not resulting from judgments or arbitration awards, that shall be suffered or incurred by such Sellers, resulting from or arising out of any breach of any of the representations, warranties or covenants of the Purchasers contained in this Agreement or in any Related Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Purchaser hereunder or thereunder.

Purchase Agreement – Madrona Ventures Inc.

(c)           Each Seller will, jointly and severally, defend, indemnify and hold the Purchaser harmless from and against any and all Losses, whether or not resulting from judgment or arbitration awards, that shall be suffered or incurred by the Purchaser resulting from or arising out of any breach of any of the representations, warranties or covenants of the Sellers contained in this Agreement or in any Related Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Sellers hereunder or thereunder.

8.3           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, however, that neither party shall assign (by operation of law or otherwise) this Agreement or any part hereof or any obligation hereunder without the prior written consent of the Purchaser or Seller, as the case may be. The Shares may not be transferred unless such transfer is registered under the Securities Act or unless an exemption from such registration is available, which exemption shall be established either by an opinion of counsel delivered by the Seller of the Shares being transferred or by other customary means.

8.4           Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

8.5           Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, by certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Purchaser, and shall be deemed to have been given upon delivery, if delivered personally, five days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

If to the Purchaser, to:	MADRONA VENTURES, Inc.
350 Queens Quay W., Ste. 611
Toronto, ONT M5V 3A7
Attn: Seijin Ki, President

If to the Sellers, to the addresses specified upon the Signature Page attached hereto.

8.6            Governing Law. This Agreement and the rights and duties of the parties hereto shall be governed by the laws of the State of Nevada (without regard to principles of conflicts of law).

8.7            Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

Purchase Agreement – Madrona Ventures Inc.

8.8            Consent to Jurisdiction. The Purchaser and the Sellers hereby irrevocably agree that any suit, action, proceeding or claim against it arising out of or in any way relating to this agreement or any of the related agreements, or any judgment entered by any court in respect thereof, may be brought or enforced in the state or federal courts located in Las Vegas, Nevada and hereby irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any proceeding brought in Las Vegas, Nevada and further irrevocably waives any claims that any such proceeding has been brought in an inconvenient forum.

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Purchase Agreement – Madrona Ventures Inc.

The parties hereto have executed this Purchase Agreement as of the ___ day of August, 2009.

PURCHASER:

MADRONA VENTURES, INC.

By: /s/ Seijin Ki
Seijin Ki, President

SELLER/SELLERS:
/s/John David Sinclair
Signature

John David Sinclair
Print Name

Kylmalantie 172A, Evitskog,

Finland, 02550
Address

Ph: +358 40 741 5505
Telephone

Soc. Sec. No ______________________

Purchase Agreement – Madrona Ventures Inc.

EXHIBIT 1

Purchase Agreement – Madrona Ventures Inc.

EXHIBIT 2